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                   NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE

$330,000.00                                                      July 18, 1996

     FOR VALUE RECEIVED, the undersigned MEDIALINK PR DATA CORPORATION, a Delaware corporation having an office at 708 Third Avenue, New York, New York 10017 ("Maker"), hereby unconditionally promises and agrees to pay to WILLIAM WUBBENHORST, an individual residing at 20 Rowayton Avenue, Rowayton, Connecticut 06853 ("Payee"), in lawful money of the United States of America, the principal sum of THREE HUNDRED THIRTY THOUSAND AND 00/100 ($330,000.00) DOLLARS, plus interest at the rate of 8% per annum, payable in consecutive equal quarterly installments of principal and interest in the amount of $15,506.59 over a seven
(7) year period commencing three (3) months after the date hereof. The entire unpaid principal balance of this Note together with any unpaid accrued interest shall be paid on the seventh anniversary date of this Note.

     Payment of the principal and interest of this Note shall be subordinate to all Senior Debt (as hereinafter defined); provided, however, that interest and principal hereunder shall be timely paid as and when due unless the holders of the Senior Debt to which this Note is subordinate shall declare a default of such debt.

     "Senior Debt" shall mean all debt of the Maker, whether now or hereinafter incurred, owing by the Maker to any financial institution and all advances and readvances thereunder, and all renewals, extensions, modifications, amendments and refinancings thereof.

     The Maker shall have the privilege of prepaying the unpaid principal balance of this Note, and any interest accrued thereon, in whole or in part, at any time without penalty or premium.

     Payment of principal and interest on this Note shall be made in lawful money of the United States of America at the residence of Payee, or at such other place within the United States of America as any holder of this Note may designate.

     The following shall constitute events of default under this Note: (i) the application for the appointment of a receiver for the Maker or for the property of the Maker; (ii) the filing by the Maker of a petition in bankruptcy; (iii) the assignment for the benefit of creditors by the Maker; (iv) the termination of the existence, the dissolution or the insolvency of the Maker; or (v) the failure of Maker to make any payment of principal or interest on this Note after fifteen (15) days written notice that such payment is past due.

     Upon the occurrence of one or more of the foregoing events of default, the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon, shall immediately become due and payable at the election of Payee.


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     The Maker and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness agree to pay all costs of collection in the event the unpaid principal balance of this Note is not paid when due.

     This Note may not be amended, modified or changed, nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

     Any failure by the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time.

     Maker waives presentment, demand for payment, notice of dishonor, notice of protest, and, except as herein otherwise expressly provided, all other notices or demands or other communications in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note shall be in writing and shall be deemed to have been given when delivered personally or when sent by certified mail, return receipt requested or by overnight air delivery, addressed to the address indicated at the head of this Note.

     Whenever used herein, the words "Maker" and "Payee" shall be deemed to include their respective heirs and personal representatives.

     This Note shall be construed according to and governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Note shall be brought exclusively in the United States Federal Courts or New York Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New York or Supreme Court, New York County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                        MEDIALINK PR DATA CORPORATION


                                            /s/ J. Graeme McWhirter
                                        By:_______________________________


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